AMENDMENT
                                   TO
                  AMENDED AND RESTATED LOAN AGREEMENT (UNSECURED)


This Amendment to Amended and Restated Loan Agreement (Unsecured) is entered into as of May 30, 1998 (the "Amendment") by and between SILICON VALLEY BANK ("Agent") as Servicing Agent and a Bank and BANK OF HAWAII ("BofH"; SVB and BofH are referred to individually herein as "Bank", and collectively as the "Banks") and CENTIGRAM COMMUNICATIONS CORPORATION, a Delaware corporation ("Borrower").

                                RECITALS

Borrower and Bulk are parties to that certain Amended and Restated
Loan Agreement (Unsecured) dated as of April 30, 1997, and modified by that certain Loan Modification Agreement dated as of April 27, 1998 (the "Agreement"). The parties desire to amend the Agreement in accordance with the terms of this Amendment,

                NOW, THEREFORE the parties agree as follows:

1. The following definitions in Section 1.1 are amended to read as follows:

        "Committed Line" means Fifteen Million Dollars ($15,000,000).

        "LIBOR Rate Advance" means an Advance bearing interest at a rate equal to the LIBOR Rate plus two percent (2.00%) and made pursuant to Section 2.1.

        "Maturity Date" means May 29, 1999.

        2.      The following new definitions are added to Section 1.1:

                "Borrowing Base" means an amount equal to eighty percent (80%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower.

"Eligible Accounts" means those Accounts that arise in the ordinary course of Borrower's business that comply with all of Borrower's representations and warranties to Bank set forth in Section 5.4; provided, that standards of eligibility may be fixed and revised from time to time by Bank in Bank's reasonable judgment and upon notification thereof to Borrower in accordance with the provisions thereof. Unless otherwise agreed to by Bank, Eligible Accounts shall not include the following:

        (a) Accounts that the account debtor has failed to pay within ninety (90) days of invoice date;

(b) Accounts with respect to an account debtor, twenty-five percent (25%) of whose Accounts the account debtor has failed to pay within ninety (90) days of invoice date;

(c) Accounts with respect to which the account debtor is an officer, employee, or agent of Borrower;

(d) Accounts with respect to which goods are placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional;

        (e) Accounts with respect to which the account debtor is an Affiliate of Borrower;

(f) Accounts with respect to which the account debtor does not have its principa1 place of business in the United States, except for Eligible Foreign Accounts;

(g) Accounts with respect to which the account debtor is the United States or any department, agency, or instrumentality of the United States;

(h) Account with respect to which Borrower is liable to the account debtor for goods sold or services rendered by the account debtor to Borrower, but only to the extent of fifty percent (50%) of any amounts owing to the amount debtor against amounts owed to Borrower;

(i)     Accounts with respect to an account debtor, including
Subsidiaries and Affiliates, whose total obligations to Borrower exceed twenty-five percent (25%) of all Accounts, to the extent such obligations exceed the aforementioned percentage;

(j) Accounts with respect to which the account debtor disputes liability or makes any claim with respect thereto as to which Bank believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or is subject to any Insolvency Proceeding, or becomes insolvent, or goes out of business; and

        (k) Accounts the collection of which Bank reasonably determines to be doubtful.

"Eligible Foreign Accounts" means Accounts with respect to which the account debtor does not have its principal place of business in the United States and that (i) are supported by one or more letters of credit in an amount and of a tenor, and issued by a financial institution acceptable to Bank, or (ii) that Bank approves on a case-by-case basis.

        3. Section 2.1(a) is hereby deleted in its entirety and replaced with the following:

"(a)    Advances.  Subject to and upon the terms and conditions
of this Agreement, Banks agree to make Advances to Borrower in an aggregate amount not to exceed the Committed Line; provided that if the aggregate outstanding Advances plus Letters of Credit plus the Foreign Exchange Reserve exceed $5,000,000 then Banks will make Advances to Borrower in an aggregate amount not to exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the face amount of all outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) minus the outstanding amount of the Foreign Exchange Reserve. Subject to the terms and conditions of this Agreement, amounts borrowed pursuant to this Section
2.1 may he repaid and reborrowed at any time during the term of this Agreement."

        4. The reference in Section 2.1(d) to 150 basis points is hereby amended to read "200 basis points".

        5. The first sentence in Section 2.1.1(c) is hereby deleted and replaced with the following:

"The maximum aggregate obligation at any one time for undrawn and drawn but unreimbursed Letters of Credit shall not exceed (i) the lesser of the Committed Line or the Borrowing Base minus (ii) the outstanding amount of the Foreign Exchange Reserve, provided that the aggregate face amount of outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit) shall not in any case exceed Two Million Dollars ($2,000,000)."

6. The reference in Section 2.1.2(a) to ten percent (10%) of the gross amount of the Exchange Contracts is hereby amended to read "twenty percent (20%)".

        7. Section 2.2 is hereby deleted in its entirety and replaced with the following:

"2.2    Overadvances.  If, at any time or for any reason that a
Borrowing Base Certificate is required under Section 5.3, the sum of (i) Advances owed by Borrower to Banks pursuant to Section 2.1(a) of this Agreement plus (ii) the face amount of Letters of Credit issued under
Section 2.1.1 (including undrawn and drawn but unreimbursed Letters of Credit) plus (iii) the reserve, if any, taken under Section 2.1.l(d) plus
(iv) the Foreign Exchange Reserve is greater then the lesser of the Committed Line or the Borrowing Base, Borrower shall immediately pay to Servicing Agent, in cash, the amount of such excess, for payment to the Banks according to their respective Percentage Shares."

        8. The last paragraph in Section 5.3 is hereby deleted and replaced with the following paragraphs:

            "In the event that outstanding Advances (including undrawn and drawn but unreimbursed Letters of Credit) exceed Four Hundred Thousand Dollars ($400,000), then Borrower shall deliver to Banks with the quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto.

In the event that outstanding Advances under the Committed Line exceed Five Million Dollars ($5,000,000), then within thirty (30) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit D hereto, together with aged listings of accounts receivable and accounts payable."

        9. The attached Exhibit D is hereby added incorporated by reference into the Agreement.

        10.     Section 5.10     is hereby deleted in its entirety and replaced
with the following:

                "5.10   Tangible Net Worth . Borrower shall maintain, as of the
last day of each fiscal quarter, a Tangible Net Worth of not less than Seventy Million Dollars ($70,000.000), minus the amount used to repurchase Borrower's capital stock in accordance with Section 6.6 up to aggregate amount of Seven Million Five Hundred Thousand Dollars ($7,500,000).

        11.     The following now Section 5.13 shall be added:

"5.13   Bona Fide Eligible Accounts.      The Eligible Accounts are
bona fide existing obligations. The property giving rise to such Eligible Accounts has been delivered to the account debtor or to the account debtor's agent for immediate shipment to and unconditional acceptance by the account debtor. Borrower has not received notice of actual or imminent Insolvency Proceeding of any account debtor that is included in any Borrowing Base Certificate as an Eligible Account."

        12. Section 6.6 is hereby deleted in its entirety and replaced with the following:

"6.6    Distributions.  Pay any dividends or make any other
distribution or payment on account of or in redemption, retirement or purchase of any capital stock; provided, that (i) Borrower may declare and make any dividend payment or other distribution payable in its equity securities, (ii) Borrower may convert any of its convertible securities into other securities pursuant to the terms of such convertible securities or otherwise in exchange therefor, and (iii) Borrower may repurchase stock in an aggregate amount not to exceed Seven Million Five Hundred Thousand Dollars ($7,500,000) for so long as an Event of Default has not occurred and will not exist after giving effect to such repurchase."

        13. The first sentence of Section 11.1 is hereby deleted and replaced with the following:

"Except as otherwise provided in this Agreement, the rights, interests, and obligations of each Bank under this Agreement and the Loan Documents at any time shall be shared in the ratio of (a) Seven Million Five Hundred Thousand Dollars ($7,500,000) to (b) the Committed Line."

       14. As a result of the termination by Borrower of two twelve-year property leases entered into in December of 1996, Borrower has made an unsecured loan in the approximate amount of Two Million Two Hundred Forty-Three Thousand Dollars ($2,243,000) to a third party developer ("Unsecured Loan''), This Unsecured Loan violates Section 6.7 of the Agreement because
the Unsecured Loan is not a Permitted Investment.   Bank hereby consents to
such Unsecured Loan and hereby waives such Event of Default under the Agreement.

15. In connection with this Amendment, Borrower shall pay Bank a fee in an amount equal to Twenty-Five Thousand Dollars ($25,000), payable upon the date hereof, plus all Bank Expenses incurred in connection with the preparation of this Amendment."

16. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

                (a) a resolution by Borrower authorizing the execution and delivery of this Amendment; and

(b) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

17. Unless otherwise defined, all capitalized terms in this Amendment shall be as defined in the Agreement. Except as. amended, the Agreement remains in full force and effect.

        18. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

19. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written .


CENTIGRAM COMMUNICATIONS CORPORATION


By:
/s/ Tom Brunton
Title:
Chief Financial Officer


SILICON VALLEY BANK
By:
/s/ Timothy M. Walker
Title:
Vice President

BANK OF HAWAII
By:
/s/ David L. Ward
Title
Officer